THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS IT IS AT THE TIME SO REGISTERED OR THE SALE OR OTHER TRANSFER OR DISPOSITION THEREOF IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE ACT OR RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS.


                                      WARRANT

                    FOR THE PURCHASE OF SERIES F PREFERRED STOCK
                           PAR VALUE $.00000001 PER SHARE

                                         of

                                  NETOBJECTS, INC.

                            VOID AFTER DECEMBER 23, 2002



     THIS CERTIFIES THAT, for value received, IBM Credit Corporation ("IBM Credit") or assigns (the "Holder") is entitled, in accordance with the terms and conditions hereinafter set forth, at any time on or before December 23, 2002, to purchase up to 500,000 (as such number may be adjusted) shares of Series F Preferred Stock, par value $.00000001 per share (the "Series F Preferred Stock"), of NETOBJECTS, INC., a Delaware corporation (hereinafter called the "Company"), at the exercise price hereinafter set forth, and to receive a certificate or certificates for the shares of Series F Preferred Stock so purchased, upon presentation and surrender of this Warrant, at the principal office of the Company, which, as of the date hereof, is located at 602 Galveston Drive, Redwood City, California 94063, together with the exercise price of the shares so purchased. The number of shares purchasable upon exercise of this Warrant and the exercise price shall be subject to adjustment from time to time as set forth below. This Warrant is issued under and pursuant to the terms of the Revolving Loan and Security Agreement dated December 23, 1997 (the "Loan Agreement"), between the Company and IBM Credit.

    1. RESERVATION OF SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued Series F Preferred Stock, solely for issuance and delivery upon exercise of this Warrant, such number of shares of Series F Preferred Stock as shall from time to time be issuable upon exercise of this Warrant.

All shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and be free from all taxes, liens and charges in respect of the issuance thereof.

    2. TERM. The purchase rights represented by this Warrant are exercisable at the option of the Holder in whole at any time, or in part from time to time, on or before December 23, 2002. In case of the purchase of fewer than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and, provided the unexercised portion has not expired as provided above, shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

    3. INVESTMENT REPRESENTATION. IBM Credit, by accepting this Warrant, represents that this Warrant is acquired for IBM Credit's own account for investment purposes and not with a view to any offering or distribution and that IBM Credit has no present intention of selling or otherwise disposing of this Warrant or any portion hereof or the underlying shares of Series F Preferred Stock in violation of applicable securities laws.

    4. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights whatsoever except the rights herein expressed, and no dividend or interest shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until and unless, and except to the extent that, this Warrant shall be exercised.

    5. WARRANT UNREGISTERED. Neither this Warrant nor any of the shares to be issued upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"). Accordingly, this Warrant and the shares of Series F Preferred Stock issuable upon exercise of this Warrant may not be sold, transferred or otherwise disposed of unless they are so registered or an exemption from registration is available.

    6. TRANSFERS AND EXCHANGES. Upon surrender by the Holder of this Warrant, properly endorsed, at the office of the Company for registration of transfer or for exchange, the Company at its expense shall execute and deliver in exchange therefor a new Warrant or Warrants of the same tenor, in the name of such Holder or registered as such Holder may request, evidencing, in the aggregate, the right to purchase an equal number of shares of Series F Preferred Stock as the Warrant so surrendered.

    7.    EXERCISE PRICE.   The purchase price for each share of Series F
Preferred Stock which the Holder has the right to purchase hereunder (hereinafter called the "Exercise Price") shall be $1.80. The Exercise Price for the shares of Series F Preferred Stock which the Holder has the right to purchase hereunder shall be paid in cash or by certified or official bank check at the time of exercise. In lieu of exercising this Warrant as provided in the preceding sentence, at any time on or after the effective date of a Form S-1 registration statement relating to common stock of the Company ("Company Common Stock") filed by the Company pursuant to the Act, the Holder may elect to receive shares equal to the value of this Warrant (or any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Company Common Stock (if Company Common Stock is then issuable upon exercise of this Warrant pursuant to
Section 8 hereof) computed using the following formula:


         Y (A - B)
   X =   ---------
             A




     Where X   =    the number of shares of Company Common Stock to be issued to the Holder.

           Y   =    the number of shares of Company Common Stock purchasable
                    under this Warrant (at the date of such calculation).

           A   =    the fair market value of one share of Company Common Stock
                    (at the date of such calculation).

           B   =    Exercise Price (as adjusted to the date of such
                    calculation).

     For purposes of this subsection fair market value of one share of the Company Common Stock shall mean the average of the closing price of Company Common Stock quoted on the Nasdaq Stock Market or on any exchange on which Company Common Stock is listed, whichever is applicable, as published in the Western Edition of THE WALL STREET JOURNAL for the five (5) trading days prior to the date of determination of the fair market value.

    8.    ADJUSTMENTS TO THE SHARES; ANTIDILUTION PROVISION.

         (a) If the Company (A) pays a dividend or makes a distribution on the Series F Preferred Stock in shares of Series F Preferred Stock, (B) subdivides or combines its outstanding shares of Series F Preferred Stock into a greater or smaller number of shares or (C) issues by reclassification of the Series F Preferred Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant thereafter surrendered for exercise shall be entitled to receive, at the time of such exercise, the number of shares of Series F Preferred Stock or other capital stock of the Company that it would have owned or been entitled to receive immediately following such action had this Warrant been exercised immediately prior thereto or on the record date therefor, whichever is earlier. Such adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

               The shares of Series F Preferred Stock issued or issuable under the terms of the Warrant shall be entitled to the same antidilution protection as provided for shares of Series F Preferred Stock in the Company's Restated Certificate of Incorporation as if such shares had been outstanding from the issue date of the Warrant.

         (b) Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, the Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that the Holder would have received for the shares issuable hereunder if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the shares issuable hereunder to common stock pursuant to the terms of the Company's Restated Certificate of Incorporation upon the closing of a registered public offering of Company Common Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Section 8(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

    9. STOCK CERTIFICATES. As soon as practicable after exercise of this Warrant and in any event within two business days thereafter, the Company at its expense shall cause to be issued in the name of the Holder hereof or (subject to Section 6) any person designated by such Holder, a certificate or certificates for the number of shares of Series F Preferred Stock to which such Holder shall be entitled upon such exercise. The issuance of stock certificates upon the exercise of this Warrant shall be made without charge to the Holder for any tax in respect of the issuance thereof.

    10. REGISTRATION. The shares of Series F Preferred Stock issuable upon exercise of this Warrant shall be entitled to the registration rights set forth in a Registration Rights Agreement dated April 11, 1997 between the Company and International Business Machines Corporation ("IBM"), as amended by a First Amendment to Registration Rights Agreement among the Company, IBM and IBM Credit dated December 23, 1997.

    11. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its proper officers thereunto duly authorized and the Company's corporate seal to be hereunto affixed as of this 14th day of May 1998.


                                             NETOBJECTS, INC.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                   PURCHASE FORM

                     (To be executed upon exercise of Warrant)



          The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant, to purchase                                 shares
of Series F Preferred Stock as provided for herein and herewith tenders in payment for such shares of Series F Preferred Stock payment of the purchase price in full in the form of cash or a certified or official bank check payable to the order of NETOBJECTS, INC., or a combination thereof in the amount of
$                         , all in accordance with the terms hereof.  The
undersigned requests that a certificate for such shares of Series F Preferred
Stock be registered in the name of                                  whose
address is                                                 and that such
certificates shall be delivered to                       whose address is
                                                          .  If said number of
shares of Series F Preferred Stock is fewer than all the shares of Series F Preferred Stock purchasable hereunder, the undersigned requests that a new Warrant representing the right to purchase the remaining balance of the shares
of Series F Preferred Stock be registered in the name of                   whose
address is                                                and that such
certificates shall be delivered to                       whose address is
                                                         .



Dated:
      ------------------------------

      ------------------------------
     (Insert social security or other identifying number of holder)





                                        Signature:
                                                   -----------------------------

                                        Note:   (Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of this
                                                Warrant in every particular,
                                                without alteration or
                                                enlargement or any change
                                                whatsoever, unless this
                                                Warrant has been assigned.)

                                     ASSIGNMENT




          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and
transfers unto                                     (Name and Address of Assignee
Must be Printed or Typewritten) the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                   , Attorney, to transfer said
Warrant on the books of the within-named Company, with full power of substitution in the premises.



Dated:
      -------------------------


                                   --------------------------------------------
                                   Signature of Registered Holder

                                   Note: The above signature must correspond to the name as written on the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.